Exhibit 99.1

Petros Pharmaceuticals Reports Year End 2021 Financial Results and Corporate Highlights

New York – April 1, 2022 – Petros Pharmaceuticals, Inc. (“Petros” or “the Company”) (Nasdaq: PTPI), a leading provider of therapeutics for men’s health, today announces financial results for the fiscal year ended December 31, 2021.

Recent Corporate Highlights:

•	Entered collaboration with Dr. Drew Pinsky to bring awareness to men’s health with a focus on driving awareness around erectile and other sexual dysfunctions
•	Partnered with leading global contract manufacturer to bring production of erectile dysfunction drug STENDRA® to the United States
•	Launched two self-selection studies for erectile dysfunction drug STENDRA®
•	Announced positive over-the-counter (OTC) label comprehension study results for STENDRA®
•	Expanded program for novel investigational non-invasive treatment formulation for Peyronie’s disease.

Full Year 2021 Financial Highlights

•	Total gross profit for 2021 posts a 13% increase over 2020
•	Net loss in 2021 posted a 56% reduction versus 2020 including decreased fair value derivative liability
•	2021 net sales were $7.8 million

Fady Boctor, Petros Pharmaceuticals’ President and Chief Commercial Officer, commented, “In addition to optimizing operations, Petros continues to progress its efforts to increase awareness for men’s health, specifically sexual dysfunction. On February 1, 2022, we announced a collaboration with Dr. Drew Pinsky, known for his thorough knowledge and experience of providing advice to people on sensitive and taboo topics. We believe that this partnership will be instrumental in generating awareness on topics of sexual health, including solutions such as STENDRA®.

“We are also working diligently with the U.S. Food and Drug Administration (FDA) to achieve over-the-counter status for our lead erectile dysfunction drug, STENDRA®. We believe that attaining OTC status may dramatically expand our addressable STENDRA® market, facilitating access to our solution for these common sexual disorders. If successful, we will have achieved the first prescription erectile dysfunction drug on the market available over-the-counter. On December 8, 2021, we announced positive OTC label comprehension study results for STENDRA® and on January 18, 2022, we launched two self-selection studies for STENDRA®. We are setting the groundwork for making a case to the FDA as to why STENDRA® should be available as an over-the-counter solution for men suffering from erectile dysfunction.

“While we focus on increasing awareness on men’s sexual dysfunction and work with the FDA to get STENDRA® approved for OTC status, we are also improving the efficiencies of our business in an effort to maintain progress while minimizing our corporate expenses. In 2021, excluding changes in fair value of derivative liability, we were able to reduce net loss by approximately $3.6 million. We ended the year with a strong cash position of approximately $24 million, providing us with flexibility as we execute on our business plan,” concluded Mr. Boctor.

Full Year 2021 Financial Results

Net sales for the full year 2021 were $7.8 million, comprised of $4.6 million of net sales from Prescription Medicines and net sales of $3.2 million from Medical Devices. This compares to net sales for the full year 2020, which were $9.6 million comprised of $6.4 million of net sales from Prescription Medicines and net sales of $3.2 million from Medical Devices. Decreased prescription net sales are predominantly due to short-run market competitive coupon initiatives anticipated to alleviate and adjust in the coming months. Prescription Medicines consists primarily of STENDRA®, which is indicated for male erectile dysfunction and Medical Devices, which includes vacuum erection devices (“VEDs”) and associated products and accessories.

Total gross profit for the year-ended 2021 was $6.2 million, an increase of 13% from the year-ago period. The increase in gross profit in 2021 was primarily driven by decreased write-offs for inventory obsolescence and decreased sales order fulfillment costs.

Selling, general and administrative (SG&A) expenses in 2021 were $15.6 million, a slight improvement over 2020 of $15.7 million.

Research and development expenses for the full year 2021 were $1.8 million, up from $0.5 million in the prior year. The increase in research and development was driven by increased licensing fees related to our H100 license, relating to Peyronie’s disease, which was acquired in March 2020 and increased consulting fees related to the Company’s Non-Prescription OTC Strategies.

Net loss in 2021 was $9.0 million, a 56% reduction versus 2020 largely due to decreased fair value derivative liability. Net income excluding the change in fair value of the derivative liability improved 11% vs. 2020.

About STENDRA® (avanafil)

STENDRA® (avanafil), originally launched by Auxilium Pharmaceuticals prior to that company's sale to Endo Pharmaceuticals, is an oral phosphodiesterase 5 (PDE5) inhibitor for the treatment of erectile dysfunction. STENDRA® is not for use in women or children. It is not known if STENDRA® is safe and effective in women or children under 18 years of age. 100-mg and 200-mg tablets can be taken as early as ~15 minutes before sexual activity. STENDRA® works only with sexual stimulation and should not be taken more than once a day. STENDRA® can be taken with or without food; do not drink too much alcohol when taking STENDRA® (for example, more than 3 glasses of wine or 3 shots of whiskey) as it can increase chances of side effects. Of people enrolled in clinical trials, 1.4%, 2.0%, and 2.0%, stopped taking STENDRA® (50 mg, 100 mg, or 200 mg, respectively) due to side effects compared to 1.7% on placebo. STENDRA® was designed and developed expressly for erectile dysfunction. Currently, STENDRA® is covered for ~75% of commercially insured lives, with a co-pay as low as $0. For more information visit: https://STENDRA.com/.

STENDRA® Important Risk Information

STENDRA® can cause your blood pressure to drop suddenly to an unsafe level if it is taken with certain other medicines. A sudden drop in blood pressure can cause you to feel dizzy, faint, or have a heart attack or stroke.

Do not take STENDRA® if you:

•	take medicines called nitrates, which are used to treat chest pain (angina)
•	use street drugs called "poppers," such as amyl nitrate and butyl nitrate
•	take medicines called guanylate cyclase stimulators, which include Adempas® (riociguat), a medicine that treats pulmonary arterial hypertension and chronic thromboembolic pulmonary hypertension
•	are allergic to avanafil or any of the ingredients in STENDRA®

Stop sexual activity and get medical help right away if you have symptoms such as chest pain, dizziness, or nausea during sex. Sexual activity can put an extra strain on your heart, especially if your heart is already weak from a heart attack or heart disease. Discuss your health with your healthcare provider to ensure you are healthy enough for sex.

STENDRA® can cause serious side effects.

Uncommonly reported side effects include:

•	An erection that will not go away (priapism). If you have an erection that lasts more than 4 hours, get medical help right away.
•	Sudden vision loss in one or both eyes. Sudden vision loss in one or both eyes can be a sign of a serious eye problem called non-arteritic anterior ischemic optic neuropathy (NAION). It is uncertain whether PDE5 inhibitors directly cause vision loss. Stop taking STENDRA® and call your healthcare provider right away if you have sudden vision loss in one or both eyes.
•	Sudden hearing decrease or hearing loss. Some people may also have ringing in their ears (tinnitus) or dizziness.

Before you take STENDRA®, tell your healthcare provider if you:

•	have or have had heart problems such as a heart attack, irregular heartbeat, angina, or heart failure; have had heart surgery within the last 6 months; have had a stroke; have low blood pressure, or high blood pressure that is not controlled; have a deformed penis shape
•	have had an erection that lasted for more than 4 hours; have problems with your blood cells, such as sickle cell anemia, multiple myeloma, or leukemia; have retinitis pigmentosa, a rare genetic (runs in families) eye disease; have ever had severe vision loss, including an eye problem called non-arteritic anterior ischemic optic neuropathy (NAION); have bleeding problems; have or have had stomach ulcers; have liver problems; have kidney problems or are having kidney dialysis; or have any other medical conditions

Tell your healthcare provider about all of the medicines you take, including prescription and nonprescription medicines, vitamins, and herbal supplements. STENDRA® may affect the way other medicines work, and other medicines may affect the way STENDRA® works, which may cause side effects. Especially tell your healthcare provider if you take any of the following:

•	medicines called nitrates
•	medicines called guanylate cyclase stimulators, such as riociguat
•	medicines called HIV protease inhibitors, such as ritonavir (Norvir®), indinavir (Crixivan®), saquinavir (Fortavase® or Invirase®), or atazanavir (Reyataz®)
•	some types of oral antifungal medicines, such as ketoconazole (Nizoral®) and itraconazole (Sporanox®)
•	some types of antibiotics, such as clarithromycin (Biaxin®), telithromycin (Ketek®), or erythromycin
•	medicines called alpha-blockers. These include terazosin (Hytrin®), tamsulosin HCl (Flomax®), doxazosin (Cardura®), prazosin HCl (Minipress®), alfuzosin HCl (UroXatral®), dutasteride and tamsulosin HCl (Jalyn®), or silodosin (Rapaflo®). Alpha-blockers are sometimes prescribed for prostate problems or high blood pressure. In some patients, the use of STENDRA® with alpha-blockers can lead to a drop in blood pressure or fainting
•	other medicines that treat high blood pressure
•	other medicines or treatments for ED

Do not drink too much alcohol (for example, more than 3 glasses of wine or 3 shots of whiskey) when taking STENDRA®, as this can lead to increased chances of headache, dizziness, increased heart rate, or lowered blood pressure.

STENDRA® does not protect against sexually transmitted diseases, including HIV.

The most common side effects of STENDRA® are headache, flushing, stuffy or runny nose, sore throat, and back pain.

Tell your healthcare provider if you have any side effect that bothers you or does not go away. These are not all of the possible side effects of STENDRA®. For more information, ask your healthcare provider or pharmacist. Call your healthcare provider for medical advice about side effects.

Please see full Prescribing Information and Patient Information.

About Petros Pharmaceuticals

Petros Pharmaceuticals is committed to the goal of becoming a world-leading specialized men's health company by identifying, developing, acquiring, and commercializing innovative therapeutics for men's health issues, including, but not limited to, erectile dysfunction, endothelial dysfunction, psychosexual and psychosocial ailments, Peyronie's disease, hormone health, and substance use disorders.

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Cautionary Note Regarding Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based upon Petros Pharmaceuticals, Inc.’s (“Petros,” “we,” “our,” “us” or the “Company”) management’s assumptions, expectations, projections, intentions and beliefs about future events. In some cases, predictive, future-tense or forward-looking words such as “intend,” “develop,” “goal,” “plan,” “predict”, “may,” “will,” “project,” “estimate,” “anticipate,” “believe,” “expect,” “continue,” “potential,” “opportunity,” “forecast,” “should” and similar expressions, whether in the negative or affirmative, are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of risks and uncertainties, including, without limitation, Petros’ ability to execute on its business strategy, including its plans to develop and commercialize its product candidates; Petros’ ability to comply with obligations as a public reporting company; the ability of Petros to timely and effectively implement controls and procedures required by Section 404 of the Sarbanes-Oxley Act of 2002; risks resulting from Petros’ status as an emerging growth company, including that reduced disclosure requirements may make shares of Petros common stock less attractive to investors; risks related to Petros’ history of incurring significant losses; risks related to Petros’ dependence on the commercialization of a single product, STENDRA®, and on a single distributor thereof; risks related to the termination of Petros’ commercial supply agreement with Vivus, including the risk that Petros may not be able to obtain sufficient quantities of STENDRA® in a timely manner or on commercially viable terms; risks related to Petros’ ability to obtain regulatory approvals for, or market acceptance of, any of its products or product candidates; risks related to the Company's ability to raise capital in the future when needed and on reasonable terms; and the expected or potential impact of the novel coronavirus (“COVID-19”) pandemic, including the emergence of new variants, and the related responses of governments, consumers, customers, suppliers, employees and the Company, on our business, operations, employees, financial condition and results of operations. Additional factors that could cause actual results to differ materially from the results anticipated in these forward-looking statements are contained in the Company’s periodic reports and in other filings that the Company has filed, or may file, with the U.S. Securities and Exchange Commission (the “SEC”) under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere. The Company cautions readers that the forward-looking statements included in this press release represent our beliefs, expectations, estimates and assumptions only as of the date of hereof and are not intended to give any assurance as to future results. New factors emerge from time to time, and it is not possible for us to predict all of these factors. Further, the Company cannot assess the effect of each such factor on our business or the extent to which any factor, or combination of factors, may cause actual results to be materially different from those contained in any forward-looking statement. Accordingly, you should not unduly rely on any forward-looking statements.

The Company undertakes no obligation to update or revise any forward-looking statements contained in this press release, whether as a result of new information, future events, a change in our views or expectations or otherwise, except as required by federal securities laws.

PETROS PHARMACEUTICALS, INC.

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2021	2020
Assets
Current assets:
Cash	$23,847,572	$17,139,694
Accounts receivable, net	2,455,386	5,152,969
Inventories	519,649	760,530
Deposits with related party	—	4,576
Prepaid expenses and other current assets	3,720,088	2,847,284

Total current assets	30,542,695	25,905,053

Fixed assets, net	49,397	64,250
Intangible assets, net	25,293,149	32,160,919
API purchase commitment	11,029,260	11,144,257
Other assets	475,557	579,535
Total assets	$67,390,058	$69,854,014

Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of senior debt, net	$—	$7,175,029
Accounts payable	4,557,969	5,609,556
Accrued expenses	11,957,384	14,683,786
Accrued inventory purchases	14,203,905	14,203,905
Other current liabilities	260,818	221,766
Total current liabilities	30,980,076	41,894,042

Derivative liability	460,000	9,890,000
Other long-term liabilities	405,018	600,920
Total liabilities	31,845,094	52,384,962

Stockholders’ Equity
Preferred stock (par value of $0.0001 per share, 50,000,000 shares authorized, 0 and 500 shares issued and outstanding as of December 31, 2021 and December 31, 2020, respectively)	—	—
Common stock (par value of $0.0001 per share, 150,000,000 shares authorized, 20,684,723 and 9,707,655 shares issued and outstanding as of December 31, 2021 and December 31, 2020, respectively)	2,068	971
Additional paid-in capital	106,231,716	79,170,225
Accumulated deficit	(70,688,820)	(61,702,144)
Total Stockholders’ Equity	35,544,964	17,469,052

Total Liabilities and Stockholders' Equity	$67,390,058	$69,854,014

PETROS PHARMACEUTICALS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended
	December 31,
	2021	2020
Net sales	$7,811,264	$9,559,469
Cost of goods sold	1,599,566	4,046,466
Gross profit	6,211,698	5,513,003

Operating expenses:
Selling, general and administrative	15,593,233	15,674,968
Research and development expense	1,788,491	459,636
Depreciation and amortization expense	6,877,990	6,660,438
Total operating expenses	24,259,714	22,795,042
Loss from operations	(18,048,016)	(17,282,039)

Change in fair value of derivative liability	9,430,000	(1,680,000)
Interest expense, senior debt	(368,660)	(1,323,424)
Interest expense, subordinated related party term loans	—	(1,727,455)
Loss before income taxes	(8,986,676)	(22,012,918)

Income tax benefit	—	(1,426,993)

Net loss	$(8,986,676)	$(20,585,925)

Net loss per common stock
Basic and Diluted	$(0.83)	$(3.85)

Weighted average common shares outstanding
Basic and Diluted	10,889,766	5,340,682

Reconciliation of Non-GAAP Financial Measures

Adjusted EBITDA is a non-GAAP financial measure utilized by management to evaluate the Company’s performance on a comparable basis. The Company believes that Adjusted EBITDA is useful to investors as a supplemental way to evaluate the ongoing operations of the Company’s business as Adjusted EBITDA may enhance investors’ ability to compare historical periods as it adjusts for the impact of financing methods, tax law and strategy changes, and depreciation and amortization and to evaluate the Company’s ability to service debt. In addition, Adjusted EBITDA is a financial measurement that management and the Company’s Board of Directors use in their financial and operational decision-making and in the determination of certain compensation programs. Adjusted EBITDA is a non-GAAP financial measure commonly used in the Company’s industry and should not be construed as an alternative to net income as an indicator of operating performance (as determined in accordance with GAAP). The Company’s presentation of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

Adjusted EBITDA is adjusted to exclude certain items that affect comparability. The adjustments are itemized in the tables below. You are encouraged to evaluate these adjustments and the reason the Company considers them appropriate for supplemental analysis. In evaluating adjustments, you should be aware that in the future the Company may incur expenses that are the same as or similar to some of the adjustments set forth below. The presentation of these adjustments should not be construed as an inference that future results will be unaffected by unusual or recurring items.

The Company defines Adjusted EBITDA as net income (loss) adjusted to exclude (i) interest expense, net, (ii) depreciation and amortization and (iii) income taxes, as further adjusted to eliminate the impact of certain items that the Company does not consider indicative of its ongoing operating performance or that are non-recurring in nature. For example, Adjusted EBITDA:

●	does not reflect the Company’s capital expenditures, future requirements for capital expenditures or contractual commitments;

●	does not reflect changes in, or cash requirements for, the Company’s working capital needs;

●	does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on the Company’s debt; and

●	does not reflect payments related to income taxes, if applicable.

The following table presents a reconciliation of Net income (loss) to Adjusted EBITDA for the three and nine months ended December 31, 2021 and 2020:

	For the Years Ended December 31,
	2021	2020
Net loss	$(8,986,676)	$(20,585,925)
Interest expense, senior debt	368,660	1,323,424
Interest expense, related party term loans	-	1,727,455
Income tax benefit	-	(1,426,993)
Depreciation and amortization expense	6,877,990	6,660,438
EBITDA	1,740,026	(12,301,601)
Change in fair value of derivative liability	(9,430,000)	1,680,000
Adjusted EBITDA	$(7,689,974)	$(10,621,601)

Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of the Company’s results as reported under GAAP.

CONTACTS:

Investors:

CORE IR

ir@petrospharma.com

Media:

Jules Abraham

CORE IR

917-885-7378

pr@coreir.com